Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Third Quarter 2019 Results

Wayne, PA, October 27, 2019 - Liberty Property Trust (NYSE: LPT) announced financial and operating results for the third quarter of 2019.

Financial Results

Net Income: Net income available to common shareholders was $0.66 per diluted share for the third quarter of 2019, compared to $1.01 per diluted share for the same period in 2018. For the nine months ended September 30, 2019, net income available to common shareholders was $1.70 per diluted share, compared to $2.09 per diluted share for the same period in 2018.

Net income for the third quarter and first nine months of 2019 reflects gain on property dispositions net of impairments (including the Company’s share of impairment in unconsolidated joint ventures) of $49.8 million and $109.3 million, respectively, as compared to $96.9 million and $239.4 million, respectively, for the comparative periods in 2018. Net income for first nine months of 2018 includes $86.0 million in charges for the Comcast Technology Center and Camden Waterfront projects.

NAREIT FFO* available to common shareholders was $0.69 per diluted share for the third quarters of both 2019 and 2018. FFO for the third quarter of 2019 includes gains on sales of non-depreciable assets, partially offset by expensed pursuit costs, totaling $6.4 million, or $0.04 per diluted share.

NAREIT FFO* available to common shareholders for the nine months ended September 30, 2019 was $2.00 per diluted share, compared to $1.46 per diluted share for the first nine months of 2018. FFO for the first nine months of 2018 includes $86.0 million, or $0.57 per diluted share, in charges for the Comcast and Camden projects discussed above.

Industrial Operating Performance

Occupancy: At September 30, 2019, Liberty’s in-service operating portfolio of 107.0 million square feet was 94.6% occupied, compared to 95.2% at the end of the second quarter of 2019.

Leasing Activity: During the quarter, Liberty completed core lease transactions totaling 6.2 million square feet. Rents on retention and replacement leases commenced during the quarter increased 5.4% on a cash basis (16.0% GAAP).

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Same Store Performance: Property level operating income for same store properties increased by 0.1% on a cash basis (0.3% GAAP) for the third quarter of 2019, compared to the same quarter in 2018.

Real Estate Investments

Development Deliveries: Liberty brought into service six industrial properties for a total investment of $193.6 million. The properties contain 3.0 million square feet and were 59.5% occupied as of the end of the quarter. Completed development also includes a 219-room Four Seasons Hotel for a total investment of $231.9 million which was developed by a joint venture in which Liberty has a 20% interest.

Development Starts: Development commenced on five industrial properties totaling 1.1 million square feet at a projected investment of $99.2 million.

Acquisitions: Liberty acquired a fully leased industrial property in the South Bay submarket of Los Angeles, totaling 203,000 square feet for $55.5 million.

Real Estate Dispositions

Liberty sold six properties totaling 763,000 square feet for $197.3 million. The properties sold included two flex industrial properties in suburban Philadelphia for $30 million and a 136,000 square foot industrial building in Morrisville, NC, sold to the user for $14.1 million. The remaining dispositions were office properties including a 291,000 square foot office building in Washington DC for $92.5 million, and two office buildings at the Philadelphia Navy Yard totaling 156,000 square feet for $60.7 million.

Subsequent to quarter end, Liberty sold 7075 Flying Cloud Drive, a 345,000 square foot office property in (plus 17 acres of adjacent land), Eden Prairie, MN for $28.6 million.

Balance Sheet Management

In September 2019, Liberty completed the sale of 9.2 million common shares, generating proceeds of $447.9 million. Proceeds of the offering were used to fund the early redemption on October 12 of Liberty’s $350 million 4.75% senior notes due October 2020. In conjunction with such early redemption, the Company incurred charges of approximately $9 million.

Third Quarter Conference Call and Earnings Guidance

Due to Liberty’s proposed merger announced today, Liberty’s third quarter 2019 conference call is canceled, and the Company will no longer provide earnings guidance. Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com.

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*Funds from Operations: Liberty uses the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance. A reconciliation of U.S. GAAP (“GAAP”) net income to NAREIT FFO is included in the financial data tables accompanying this press release.

About the Company

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty's 112 million square foot operating portfolio provides productive work environments to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among other things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company's portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company's operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company's properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company's securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Balance Sheet

September 30, 2019

(Unaudited and in thousands)

	September 30, 2019	December 31, 2018
Assets
Real estate:
Land and land improvements	$1,393,474	$1,236,514
Building and improvements	4,785,171	4,397,049
Less: accumulated depreciation	(1,040,249)	(941,299)

Operating real estate	5,138,396	4,692,264

Development in progress	323,790	462,572
Land held for development	303,440	296,244

Net real estate	5,765,626	5,451,080

Cash and cash equivalents	514,882	84,923
Restricted cash	14,006	10,899
Accounts receivable	16,975	14,109
Deferred rent receivable	124,509	111,372
Deferred financing and leasing costs, net	162,235	157,823
Investments in and advances to unconsolidated joint ventures	347,880	350,981
Assets held for sale	226,504	502,207
Right of use asset	17,664	—
Prepaid expenses and other assets	148,451	251,000

Total assets	$7,338,732	$6,934,394

Liabilities

Mortgage loans, net	$297,326	$395,202
Unsecured notes, net	2,633,941	2,285,698
Credit facilities	100,000	411,846
Accounts payable	54,953	62,943
Accrued interest	36,530	22,309
Dividend and distributions payable	65,921	60,560
Lease liability	18,379	—
Other liabilities	204,963	270,396
Liabilities held for sale	15,939	21,131
Total liabilities	3,427,952	3,530,085

Noncontrolling interest	5,337	7,537

Equity
Shareholders' equity
Common shares of beneficial interest	158	148
Additional paid-in capital	4,145,822	3,691,778
Accumulated other comprehensive loss	(64,496)	(55,243)
Distributions in excess of net income	(238,629)	(306,822)
Total shareholders' equity	3,842,855	3,329,861

Noncontrolling interest - operating partnership	62,308	61,471
Noncontrolling interest - consolidated joint ventures	280	5,440

Total equity	3,905,443	3,396,772

Total liabilities, noncontrolling interest - operating partnership and equity	$7,338,732	$6,934,394

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Liberty Property Trust

Statement of Operations

September 30, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue
Rental revenue	$162,912	$148,330	$479,644	$439,812
Development service fee income	257	12,956	2,099	59,132
Total revenue	163,169	161,286	481,743	498,944

Expenses
Rental property	12,012	12,871	39,780	39,340
Real estate taxes	23,001	22,693	68,862	65,988
General and administrative	10,186	9,807	35,483	32,747
Leasing expense	3,082	2,610	9,608	8,189
Other operating expenses	3,166	3,169	8,690	7,467
Interest expense	25,791	23,133	76,644	66,189
Depreciation and amortization	43,972	41,004	130,402	120,586
Development service fee expense	168	12,924	1,848	120,799
Impairment charges - real estate assets	—	—	99	26,000
Total expenses	121,378	128,211	371,416	487,305

Interest and other income	2,630	3,474	13,887	8,737
Gain on property dispositions	15,168	2,002	21,125	54,705
Equity in earnings of unconsolidated joint ventures	1,776	6,766	10,966	20,958
Income from continuing operations before income taxes	61,365	45,317	156,305	96,039

Income taxes	(878)	(444)	(1,449)	(1,884)

Income from continuing operations	60,487	44,873	154,856	94,155
Discontinued operations (including gain on asset sales, net of impairments and debt extinguishment loss, of $37.2 million and $87.4 million for the three and nine months ended September 30, 2019, respectively, and $94.9 million and $184.7 million and for the three and nine months ended September 30, 2018, respectively)	42,189	109,198	105,905	224,531
Net Income	102,676	154,071	260,761	318,686
Noncontrolling interest - operating partnerships	(2,309)	(3,696)	(6,126)	(7,738)
Noncontrolling interest - consolidated joint ventures	(3)	(232)	(170)	(1,010)
Net Income available to common shareholders	$100,364	$150,143	$254,465	$309,938

Net income	$102,676	$154,071	$260,761	$318,686
Other comprehensive (loss) - foreign currency translation	(7,056)	(3,015)	(7,574)	(9,221)
Other comprehensive income (loss) - derivative instruments	83	6	(1,887)	493
Comprehensive income	95,703	151,062	251,300	309,958
Less: comprehensive income attributable to noncontrolling interest	(2,463)	(3,858)	(1,536)	(8,545)
Comprehensive income attributable to common shareholders	$93,240	$147,204	$249,764	$301,413

Basic income per common share
Continuing operations	$0.39	$0.30	$1.02	$0.62
Discontinued operations	$0.28	$0.72	$0.69	$1.48
Basic income per common share	$0.67	$1.02	$1.71	$2.10

Diluted income per common share
Continuing operations	$0.39	$0.29	$1.01	$0.61
Discontinued operations	$0.27	$0.72	$0.69	$1.48
Diluted income per common share	$0.66	$1.01	$1.70	$2.09

Weighted average shares
Basic	150,140	147,324	148,532	147,241
Diluted	150,979	148,271	149,383	148,160

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Liberty Property Trust

Statement of Funds from Operations

September 30, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
NAREIT FFO
Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$100,364	$150,143	$254,465	$309,938

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,249	3,193	9,407	9,631
Depreciation and amortization	43,593	43,112	131,330	130,284
Loss on property dispositions / impairment - depreciable real estate assets of unconsolidated joint ventures	2,569	—	6,667	—
(Gain) on property dispositions / impairment - depreciable real estate assets continuing operations	(8,127)	(17)	(8,162)	(51,227)
(Gain) on property dispositions / impairment - depreciable real estate assets discontinued operations	(37,238)	(94,878)	(94,534)	(184,689)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	(88)	1,131	(1,032)	2,234
NAREIT FFO available to common shareholders - basic	104,322	102,684	298,141	216,171

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	88	(1,131)	1,032	(2,234)
Noncontrolling interest excluding preferred unit distributions	2,226	3,578	5,875	7,384
NAREIT FFO available to common shareholders - diluted	$106,636	$105,131	$305,048	$221,321

NAREIT FFO available to common shareholders - basic per share	$0.69	$0.70	$2.01	$1.47
NAREIT FFO available to common shareholders - diluted per share	$0.69	$0.69	$2.00	$1.46

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	150,140	147,324	148,532	147,241
Dilutive shares for long term compensation plans	839	947	851	919
Diluted shares for net income calculations	150,979	148,271	149,383	148,160
Weighted average common units	3,506	3,520	3,513	3,520
Diluted shares for NAREIT FFO calculations	154,485	151,791	152,896	151,680

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company has opted to include gains and losses from the sale of assets incidental to its main business as a REIT. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.

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